Exhibit (h)(4) Amended Schedule A to Agreement for Accounting Services, Transfer Agency, and Shareholder Services between the Registrant and Integrated Fund Services, Inc.

Exhibit (h)(4)

Schedule A
                                                                                                                                February __, 2007

The FBR Funds

FBR Gas Utility Index Fund

FBR Fund for Government Investors

FBR Large Cap Financial Fund

FBR Small Cap Financial Fund

FBR Small Cap Fund

FBR Large Cap Technology Fund

FBR Small Cap Technology Fund

FBR Pegasus Fund

FBR Pegasus Mid Cap Fund

FBR Pegasus Small Cap Fund